UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2020

WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E., Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As described in Wolverine World Wide, Inc.’s (the “Company”) periodic filings with the SEC, the Company has established a reserve for estimated environmental remediation costs. The amount of the reserve is based upon an evaluation of then-currently available facts and is adjusted as further information develops or circumstances change. Based on the Consent Decree described in the disclosure under Item 8.01 below, and additional remediation actions the Company expects to take in the future, the Company recorded incremental environmental investigation and remediation costs of $113 million in the fourth quarter of 2019. Based on the $55 million settlement payment to be made by 3M Company (“3M”) to the Company pursuant to the Settlement Agreement between the Company and 3M described in the disclosure under Item 8.01 below, the Company recorded a $55 million recovery in the fourth quarter of 2019.

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K filed on February 7, 2020, the Company, entered into a Consent Decree to resolve the litigation among the Company, the Michigan Department of Environmental Quality, Plainfield Charter Township and Algoma Township described in the Company's filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 28, 2019.  The Consent Decree was subject to a public comment period, which ended on February 13, 2020 and did not result in any changes to the Consent Decree as filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 7, 2020. On February 14, 2020, the parties to the Consent Decree filed a joint motion requesting that the U.S. District Court approve and enter the Consent Decree. On February 19, 2020, U.S. District Court Judge Janet T. Neff approved and entered the Consent Decree, and the Consent Decree is effective as of such date.

On February 20, 2020, the Company entered into a Settlement Agreement with 3M to resolve the litigation between the Company and 3M described in the Company's filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 28, 2019.  3M agreed to pay the Company $55 million as full resolution and satisfaction of the Company’s claims against 3M. This recovery will be paid to the Company in a lump sum in fiscal 2020. Based on the final Consent Decree and the 3M settlement, the Company recorded net costs of $58 million in the fourth quarter of fiscal 2019.

The Company’s press release relating to these events is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press release dated February 20, 2020
		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2020	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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